SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

Check the appropriate box:
         |_|      Preliminary Proxy Statement
         |_|      Confidential, for use of the Commission only (as permitted by
                  Rule 14a-6(e)(2))
         |X|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Lady Luck Gaming Corporation
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):
         |X|      No Fee Required.
         |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(4 and 0-11 (not applicable).
         |_|      Fee paid previously with preliminary materials.
         |_|      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)       Amount previously paid:

                  _____________________________________________________________

         2)       Form, Schedule or Registration Statement No.:

                  _____________________________________________________________

         3)       Filing Party:

                  _____________________________________________________________

         4)       Date Filed:

                  _____________________________________________________________

                                     [LOGO]




                             206 North Third Street
                             Las Vegas, Nevada 89101







                                                              June 6, 1997


TO OUR STOCKHOLDERS:

     You are cordially invited to attend the annual meeting of stockholders of Lady Luck Gaming Corporation, which will be held on July 23, 1997, at Lady Luck Natchez in Natchez, Mississippi, 10:00 a.m. local time.

     At this meeting you will be asked to vote upon proposals to elect three Class I directors, each to serve until the 2000 Annual Meeting of Stockholders. The accompanying Proxy Statement contains important information concerning the proposals to be presented at the annual meeting. Please read the attached Proxy Statement carefully.

     By attending the annual meeting you will have an opportunity to hear the plans for our Company's future, meet your officers and directors and participate in the business of the meeting. Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy at your earliest convenience to ensure that your shares will be voted.

                                                    Sincerely,



                                                    Andrew H. Tompkins
                                                    Chairman of the Board and
                                                         Chief Executive Officer

                                     [LOGO]


                             206 North Third Street
                             Las Vegas, Nevada 89101

                                 _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be Held July 23, 1997
                                ________________

TO THE STOCKHOLDERS OF LADY LUCK GAMING CORPORATION:

     The annual meeting of the stockholders of Lady Luck Gaming Corporation, a Delaware corporation (the "Company"), will be held on July 23, 1997, at 10:00 a.m., local time, at Lady Luck Natchez in Natchez, Mississippi, for the following purposes:

     1. To elect three Class I directors to serve until the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All stockholders of record on the Company's transfer books as of the close of business on May 26, 1997, are entitled to notice of, and to vote, at the annual meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Company stockholder at Lady Luck Natchez in Natchez, Mississippi, for purposes relevant to the annual meeting, during normal business hours for a period of ten days prior to the annual meeting and at the meeting during the entire time thereof.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED STAMPED ENVELOPE.

                                         By the Order of the Board of Directors


                                         Rory J. Reid
                                         Senior Vice President, Secretary
                                                    and General Counsel



Las Vegas, Nevada
June 6, 1997

                                 ______________

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JULY 23, 1997
                                 _______________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lady Luck Gaming Corporation, a Delaware corporation (the "Company"), for use at the Company's 1997 Annual Meeting of Stockholders (the "Annual Meeting"), and at any and all adjournments of such meeting. The Annual Meeting will be held on Wednesday, July 23, 1997 at Lady Luck Natchez in Natchez, Mississippi. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about June 6, 1997. The Annual Report of the Company for the fiscal year ended December 31, 1996, is being mailed to stockholders with this Proxy Statement and the accompanying proxy card.

     The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, if any, will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

     The Board of Directors has fixed May 26, 1997 as the record date (the "Record Date"), for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only holders of record of the Company's common stock, par value $.001 per share ("Common Stock"), issued and outstanding at the close of business on May 26, 1997, will be entitled to vote at the Annual Meeting. As of the Record Date 29,285,698 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which properly comes before the Annual Meeting. There is no right to cumulative voting as to any matter. Directors will be elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Andrew H. Tompkins, Chairman of the Board and Chief Executive Officer of the Company, controls approximately 45.6% of the outstanding Common Stock. Mr. Tompkins has indicated his intention to vote for the election to the Board of Directors of the individuals named as nominees herein.

     The presence in person or by proxy of the holders of at least a majority of the outstanding shares of Common Stock entitled to be voted at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in the computation of the number of shares that are present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions will be counted as part of the total number of votes cast on any proposal submitted to the stockholders for their consideration in determining whether such proposal has received the requisite number of favorable votes, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposal. Thus, abstentions will have the same effect as a vote cast against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal which requires the vote of a majority of those voting has been approved by the stockholders.

     If a quorum is not present at the time the Annual Meeting is convened, or, if for any other reason, the Company believes that additional time should be allowed for the solicitation of proxies, a majority of the voting stock represented in person or by proxy may adjourn or postpone the Annual Meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed proxy will vote all shares for which they have voting authority in favor of such adjournment.

     Stockholders who execute proxies retain the right to revoke them at any time by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy bearing a later date, or by voting in person at the Annual Meeting. Unless so revoked, the shares represented by the proxies solicited by the Company will be voted in accordance with the directions given therein by the stockholder. If no specific instructions are given, the shares represented by a signed proxy will be voted FOR the election Rory J. Reid, James H. Bilbrary and Charles B. Brewer as Class I directors. As to any other matter which may properly come before the Annual Meeting or any adjournments thereof, the persons named in the accompanying proxy card will vote thereon in accordance with their judgement.


                             ELECTIONS OF DIRECTORS

     The Board of Directors presently consists of six members. The directors of the Company are divided into three classes, designated as Class I, Class II and Class III, and, at each annual meeting of stockholders of the Company, the successors of the Class of directors whose term expires at that annual meeting are elected for a three-year term. Approval of all governing gaming authorities ("Gaming Authority Approval") is required for each director under the gaming laws of certain jurisdictions in which the Company conducts gaming operations. All directors have received all Gaming Authority Approvals. All directors serve until their successors are duly elected and qualified or until an earlier resignation, removal from office or death. Alain Uboldi and Minxin Pei are presently serving as Class II directors and are scheduled to hold office until the 1998 Annual Meeting. Andrew H. Tompkins and Anthony J. Drexel Biddle III are presently serving as Class III directors and are scheduled to hold office until the 1999 Annual Meeting. Rory J. Reid and James H. Bilbray are presently serving as Class I directors and are scheduled to hold office until the Annual Meeting.

     The Company, pursuant to a Consent Solicitation Statement (the "Consent") dated February 29, 1996, requested that the holders of the 10 1/2% First Mortgage Notes due 2001 issued by the Company (the "Notes") consent to the waiver of certain continuing defaults under and the amendment of certain provisions of the Indenture (the "Indenture") relating to the Notes. The holders of requisite outstanding principal amount of the Notes consented to the aforementioned waivers and amendments. In connection with the foregoing, the Indenture was amended to require the Company to appoint a director selected by persons holding at least a majority of the Notes (the "Holder's Director"). Charles B. Brewer has been nominated to serve as the Holder's Director. The Board of Directors has nominated Charles B. Brewer to be a Class I director. Accordingly, the size of the Board of Directors will increase to seven members if Mr. Brewer is elected.

     The Board of Directors has nominated Rory J. Reid, James H. Bilbray and Charles B. Brewer to serve as Class I directors until the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The following lists the current Class I, Class II and Class III directors:


Class I - term expires in 1997:

Rory J. Reid (Current Director standing for election at the Annual Meeting) James H. Bilbray (Current Director standing for election at the Annual Meeting) Charles Brewer (Director Nominee standing for election at the Annual Meeting)

Class II - term expires in 1998:

Alain Uboldi (Current Director)
Minxin Pei (Current Director)

Class III - terms expire in 1999:

Andrew H. Tompkins (Current Director)
Anthony J. Drexel Biddle III (Current Director)


     Each nominee has agreed to serve if elected at the Annual Meeting. In the event one or more of the nominees should become unable to serve as a director for any reason at the time of the Annual Meeting, votes will be cast for a substitute nominee, if any, designated by the Board of Directors, or, if none, the size of the Board will be reduced. The Company knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual Meeting.

     The  following  sets  forth  certain  biographical   information,   present
occupation, and business experience for the past five years for each director, nominee for director and executive officer of the Company as of March 31, 1997.

         Directors:

     Andrew H. Tompkins, age 65, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since February 1993. Mr. Tompkins has been sole shareholder, President and Chief Executive Officer of Gemini, Inc., the operator of Lady Luck Casino Hotel in Las Vegas ("Lady Luck Nevada"), since 1964. Mr. Tompkins purchased the original location of Lady Luck Nevada, which consisted of a newsstand and smokeshop with 17 slot machines, and has developed the casino and hotel into its current state. Mr. Tompkins has been a director of the Company since February 1993.

     Alain Uboldi, age 50, has been President and Chief Operating Officer of the Company since June 1993. Mr. Uboldi was the General Manager of Lady Luck Nevada from 1982 until June 1993. Mr. Uboldi has been a director of the Company since January 1994.

     Rory J. Reid, age 34, has been Senior Vice President, Secretary and General Counsel of the Company since December 1994. From June 1993 to December 1994, he was Vice President, Secretary and General Counsel of the Company. From January 1993 to June 1993, Mr. Reid served as General Counsel of Lady Luck Nevada. Mr. Reid was with the administrative and gaming law department of the law firm of Lionel Sawyer & Collins in Las Vegas from May 1988 to January 1993. Mr. Reid has been a director of the Company since January 1994 and is standing for election as a Class I director at the Annual Meeting.

     Minxin Pei, age 38, has been an Assistant Professor in the Politics Department of Princeton University since September 1992. From September 1994 to September 1995, he was also a fellow of the Hoover Institute at Stanford University. From August 1991 to July 1992, Dr. Pei was the MacArthur Visiting Assistant Professor of Political Science at Davidson College. From September 1988 until June 1991, Dr. Pei was a teaching fellow at Harvard University. Dr. Pei has been a director of the Company since October 1994.

     Anthony J. Drexel Biddle, III, age 47, has been a Vice President of Chase Manhattan Bank since 1988. From 1990 to the present, Mr. Biddle has been responsible for Chase Manhattan's Global Power Division, which provides project financing for sovereignties and their agencies in the Middle East, Africa and in the former Soviet Union. From 1988 until 1990, his responsibilities included overseeing Chase Manhattan's mid-market banking operations in the Delaware Valley region. Mr. Biddle has been a director of the Company since October 1994.

     James H. Bilbray, age 59, has been an attorney and lobbyist with Alcalde and Fay since 1995. From 1987 to 1995 he represented the State of Nevada in the United States House of Representatives. Mr. Bilbray has been a director of the Company since June 1996 and is standing for election as a Class I director at the Annual Meeting.

     Charles B. Brewer, age 47, has been nominated to be a director of the Company and is standing for election at the Annual Meeting. He has been employed by Southmark Corporation

("Southmark") since July 1989 and currently serves as a director, and its Chief Excecutive Officer and President. Prior to being promoted to his current position with Southmark, he served as Executive Vice President, Chief Operating Officer and General Counsel.


         Executive Officers

     Lawrence P. Tombari, age 39, is Chief Financial Officer of the Company. He was Senior Vice President of Development of the Company from July 1993 to February 1996. From 1985 to July 1993, Mr. Tombari was Senior Manager and the Western Region Director of Real Estate Valuation at Ernst & Young.

     James Bowen, age 35, has been Vice President of Finance for the Company since April 1995. Mr. Bowen was Corporate Director of Finance and Accounting for the Company from January 1995 to April 1995. From July 1991 until January 1995, Mr. Bowen served as Director of International Gaming Consulting and Senior Audit Manager for KPMG Peat Marwick in Las Vegas. From September 1989 until July 1991, Mr. Bowen served as Controller and Director of Internal Audit of the Dunes Hotel, Casino and Country Club. From July of 1984 until September of 1989, Mr. Bowen worked for Arthur Young & Co. and later Arthur Andersen & Co. primarily performing audits of various gaming industry clients.

     The Board of Directors recommends a vote FOR the election of Rory J. Reid, James H. Bilbray and Charles B. Brewer as Class I directors. Stockholders may
(a) vote in favor of all three nominees, (b) withhold their vote as to all three nominees, or (c) withhold their vote as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. Unless marked to the contrary, proxies received will be voted in accordance with the Board of Directors' recommendation.


Remuneration of Directors

     Directors who are also employees of the Company are not currently paid director's fees, but are reimbursed for travel expenses incurred in connection with attending board meetings. Generally, outside directors are paid $5,000 per meeting, and if they attend more than four meetings, they will be paid $3,000 for each such meeting. In the year ended December 31, 1996, Dr. Pei, Mr. Biddle and Mr. Bilbray each received $15,000, $15,000 and $20,000, respectively, as compensation for their services as directors as well as reimbursement of certain expenses incurred in connection with attending board meetings. A portion of the total compensation that Mr. Bilbray received ($5,000) was for a meeting he attended in December 1995.

     Pursuant to the Company's Director Stock Option Plan (the "Plan"), each member of the Board of Directors who is not an employee or officer of the Company, and who has served on the Board of Directors for one year, may participate in the Plan (an "Eligible Director"). The Plan provides for the grant of options to purchase 5,000 shares of Common Stock of the Company to each Eligible Director. The Plan also sets forth the price, vesting period, and expiration of such options. Pursuant to the Plan, Mr. Biddle and Dr. Pei were each granted options to purchase 5,000 shares of Common Stock on June 26, 1996 at an exercise price of $3.00 per share.


Committees of the Board of Directors

     The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Company does not have a nominating committee.

     The Audit Committee has three members, Messrs. Biddle and Uboldi and Dr. Pei. Mr. Biddle and Dr. Pei are independent directors. The functions of the Audit Committee are to review and approve the selection of, and all services performed by, the Company's independent accountants, to meet and consult with, and to receive reports from, the Company's independent accountants, and to review and act or report to the Board of Directors with respect to the scope of audit procedures, accounting practices, and internal accounting and financial controls of the Company.

     The Compensation Committee consists of Mr. Tompkins, Mr. Biddle and Dr. Pei. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administer the Plan and bonus plan, if any.

     During the fiscal year ended December 31, 1996, the Board of Directors of the Company held six meetings, four of which were in person and two of which were by telephone conference. In 1996, the Audit Committee held two meetings and the Compensation Committee met on three occasions. Each director attended more than 75% of all meetings of the Board and the committees on which he served.

                         BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 25, 1997, by (i) each person who is known by the Company to own beneficially 5% or more of the Common Stock, (ii) all directors and Named Executive Officers (as hereinafter defined) and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, all persons listed have sole voting power and investment power with respect to such shares. The address of the Equitable Companies Incorporated is 787 Seventh Avenue, New York, New York 10019 and the address of State of
Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. The address of each of the remaining individuals listed is 206 North Third Street, Las Vegas, Nevada 89101.

Name and Address                                             Beneficial              Percentage of Class
                                                              Ownership
Andrew H. Tompkins.................................           13,358,455 1/                 45.6%
Alain Uboldi.......................................              140,436 1/2/                 *
Rory Reid..........................................               49,000 3/                   *
Michael A. Hlavsa..................................                1,500                      *
Lawrence P. Tombari................................               41,000 4/                   *
Anthony J. Drexel Biddle III.......................                5,000                      *
Minxin Pei.........................................                   --                     0.0%
James H. Bilbray...................................               34,885                      *
Charles Brewer.....................................                   --                     0.0%
The Equitable Companies Incorporated...............            2,578,877 5/                  8.8%
State of Wisconsin Investment Board................            2,505,000 6/                  8.6%
All directors and executive officers as a group
(10 persons).......................................           13,568,340                   46.3%

--------

*  Less than 1%

          1/ Mr. Tompkins has agreed to transfer to Mr. Uboldi 70,436 shares of Common Stock, which shares will be subject to an agreement between Messrs. Uboldi and Tompkins whereby Mr. Tompkins has the right to vote such shares, and under certain circumstances, reacquire such shares. Accordingly, the amount listed for each of Messrs. Tompkins and Uboldi includes such 70,436 shares.

          2/ Includes 70,000 shares of Common Stock which Mr. Uboldi has the right to acquire, pursuant to currently exercisable options, within the next 60 days.

          3/ Consists of 49,000 shares of Common Stock which Mr. Reid has the right to acquire, pursuant to currently exercisable options, within the next 60 days.

          4/ Consists of 34,000 shares of Common Stock which Mr. Tombari has the right to acquire, pursuant to currently exercisable options, within the next 60 days.

          5/   Based on a Schedule  13-G filed  February 14, 1997.

          6/   Based on a Schedule 13-G filed on January 24, 1997.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file with the Securities Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders also are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that are filed with the SEC. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 1996, except that Mr. Bilbray inadvertently neglected to file timely Forms 4 upon the purchase of Common Stock in five separate transactions on December 1, 1995, April 4, 1996, July 24, 1996, November 15, 1996 and November 21, 1996, respectively (such transactions were reported by Mr. Bilbray on a Form 5 filed on April 30, 1997 and Mr. Uboldi and Mr. Reid inadvertently neglected to file timely Forms 5 with respect to grants of stock options they each received on March 30, 1996 (such transactions were reported by Mr. Uboldi and Mr. Reid on Forms 5 filed on April 30, 1997).

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation of Andrew Tompkins, Chairman of the Board and Chief Executive Officer of the Company, and the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "Named Executive Officers") for each of the Company's last three completed fiscal years.

                           Summary Compensation Table
                                                                                               Long-Term
                                                                                            Compensation
                                                   Annual Compensation                            Awards
                                                                                              Securities
                                                                                              Underlying
                                                                        Other Annual               Stock            All Other
Name and Principal Position      Year    Salary ($)       Bonus ($)     Compensation      Options(#) (a)      Compensation(b)

Andrew H. Tompkins,              1994    $661,269(c)       $100,000          -                         -               $1,908
  Chairman and Chief             1995     660,005(c)              -          -                         -                4,287
  Executive Officer              1996     676,926(c)        100,000          -                         -                2,405

Alain Uboldi,                    1994     500,961            75,000          -                   100,000                1,536
  President and Chief            1995     538,451                 -          -                         -                3,462
  Operating Officer              1996     553,263            50,000          -                    50,000                1,909

Rory J. Reid,                    1994     210,403            30,000          -                    70,000                  794
  Senior Vice President,         1995     226,536                 -          -                         -                3,853
  Secretary and General          1996     249,962            25,000          -                    35,000                2,775
  Counsel
Michael A. Hlavsa,               1994     186,365            10,000          -                    60,000                  744
  Vice President Midwest         1995     200,970                 -          -                         -                3,725
  Region                         1996     204,624            30,000          -                         -                3,150

Lawrence P. Tombari,             1994     182,561            10,000          -                    50,000                  680
 Chief Financial Officer         1995     201,154                 -          -                         -                3,654
                                 1996     226,846             5,000          -                    20,000                3,228

____________________


          (a)  The options granted in 1994 and 1996 are Non-Statutory Options.

          (b) The amounts disclosed in this column consist of premiums paid by the Company for long-term disability and life insurance policies on behalf of the Named Executive Officers, as well as contributions by the Company to its 401(k) plan on behalf of the Named Executive Officers.

          (c) Pursuant to the former management agreements between the Company and Lady Luck Casino, Inc., a corporation owned and controlled by Andrew Tompkins, Chairman of the Board and Chief Executive Officer of the Company, in partial consideration of the payment of a management fee under such agreements, has been reimbursed by Lady Luck Casino, Inc. for Mr. Tompkins' salary and benefits and employer's costs associated with such salary and benefits (taxes and insurance) incurred in 1994 and 1995.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following options were granted to the Named Executive Officers and Directors during fiscal year 1996:


                                                                                                       Potential Realizable Value at
                                                                                                            Assumed Annual Rates of
                           Number of       % of Total                                                   Stock Price Appreciation for
                           Securities   Options Granted                                                          Option Term
                           Underlying   to Employees in      Date    Exercise Price per
            Name            Options       Fiscal Year       Granted        Share         Expiration Date

                                                                                                               5%            10%
Alain Uboldi                 50,000          28.25%         3/30/96        $2.50            3/29/06         162,889        259,374
Rory J. Reid                 35,000          19.77%         3/30/96        $2.50            3/29/06         114,023        181,562
Lawrence P. Tombari          20,000          11.30%         3/30/96        $2.50            3/29/06          65,156        103,750



     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides option values and option exercises by the Named Executive Officers and Directors during fiscal year 1996.


                                                                        Number of Securities                  Value of Unexercised
                                                                       Underlying Unexercised                 In-The-Money Options
                                                   Value               Options at FY-End (#)                      at FY-End ($)
                          Shares Acquired on      Realized
   Name                      Exercise(#)            ($)              Exercisable/Unexercisable             Exercisable/Unexercisable
Andrew H. Tompkins                --                N/A                        --/--                                    *
Alain Uboldi                      --                N/A                    40,000/110,000                               *
Rory J. Reid                      --                N/A                    28,000/77,000                                *
Michael A. Hlavsa                 --                N/A                    24,000/36,000                                *
Lawrence P. Tombari               --                N/A                    20,000/50,000                                *




     * No options were in-the-money at the end of the Company's 1996 fiscal year.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee consists of Mr. Tompkins, Mr. Biddle and Dr. Pei.

     General. The Company's compensation program is designed to attract and retain high quality executive management, to give management incentives that motivate superior performance on behalf of the Company and to align the interest of management with those of the Company's stockholders. Executive compensation is composed of base salary, incentive bonuses and long-term incentives in the form of stock options. The objective of the Compensation Committee is to establish executive compensation levels which are competitive with other similar companies in the gaming industry, but which are also linked to the Company's performance and stockholder return. The Compensation Committee believes that the compensation level of its executive officers are typically comparable to those for other comparable positions within the gaming industry. The compensation of each executive officer is based upon an annual review of such officer's performance by the Chief Executive Officer and his recommendations to the Compensation Committee. In establishing and administering the variable elements in the compensation of the Company's executive officers, the Compensation Committee tries to recognize individual contributions, as well as overall business results.

     1996 Executive Officer Compensation. Among the factors considered by the Compensation Committee in determining 1996 compensation were (a) the Company's goal of attracting and retaining qualified executives, (b) compensation levels of executives in the gaming industry holding similar responsibilities, and (c) the financial condition of the Company. The 1996 compensation of the Company's executive officers, including Mr. Tompkins, was determined subjectively by the Compensation Committee and was not based upon objective performance targets. In addition to base salary, certain of the executive officers of the Company were awarded cash bonuses for the fiscal year ended December 31, 1996. Although such bonuses were not based upon objective performance targets, one of the factors considered by the Committee in awarding such bonuses was the successful completion of the consent solicitation in connection with certain amendments to and waivers of the Company's Indenture (the "Consent Solicitation"). Additionally, stock options were awarded pursuant to the Company's 1993 Employee Stock Option Plan to certain of the executives by the Compensation Committee during 1996. In determining the size of option awards for such executive officers, the Compensation Committee considered the amount of stock options previously awarded to other executive officers in a like position in addition to the other compensation considerations discussed above. In general, the higher the level of an executive's responsibility, the larger this stock-based component of his compensation will be.

     1996 Chief Executive Officer Compensation. The Compensation Committee applied the same subjective standards in establishing the 1996 compensation of the Company's Chief Executive Officer as were used for other executives. During the 1996 fiscal year the Compensation Committee granted a bonus to the Chief Executive Officer based, among other things, on the successful completion of the Consent Solicitation.

                                                   THE COMPENSATION COMMITTEE

                                                   Andrew H. Tompkins
                                                   Anthony J. Drexel Biddle, III
                                                   Minxin Pei

                                PERFORMANCE GRAPH

Company Stock Price Performance

     The following graph shows comparison of cumulative total return (equal to dividends plus stock appreciation) for the Company's Common Stock, Selected Comparable Casino Companies Index (including Argosy Gaming Company, Casino America, Inc., Casino Magic Corp., Players International, Inc., and President Riverboat Casinos, Inc.), the Standard & Poor's 500 Stock Index and the Nasdaq Industrial Index for the interim period beginning October 1, 1993 and ending on December 31, 1993, and the three full years ending December 31, 1994, 1995 and 1996, respectively, assuming the investment of $100 in the Company's Common Stock, the Selected Comparable Casino Companies Index, the Standard & Poor's 500 Stock Index and the Nasdaq Industrial Index, and the reinvestment of all dividends. Total stockholder returns for prior periods are not an indication of future investment returns.

               Comparison of Cumulative Total Stockholder Return

[GRAPH NOT INCLUDED]
                             09/29/93      12/30/94      12/29/95      12/31/96
A   Lady Luck                   100           16            10            11
B   Selected Casino Index       100           47            25            14
C   Standard & Poor's Index     100          100           134           161
D   NASDAQ Industrial Index     100           97           135           165

          TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     On October 24, 1994, the Company entered into Letter Agreements (the "Agreements") with Alain J. Uboldi, President, Chief Operating Officer and a director of the Company, and Rory J. Reid, Senior Vice President, General Counsel, Secretary and a director of the Company. The Agreements provide that in the event of a Change of Control, as defined in the Agreements, and the subsequent termination of the employment of Mr. Uboldi or Mr. Reid, as the case may be, under certain circumstances, the Company would be required to pay to Mr. Uboldi or Mr. Reid, as the case may be, a lump sum severance payment equal to
2.99 times the sum of their respective annual base salary plus the amount of any bonus paid in the year preceding such termination. In the event of such termination, Mr. Uboldi or Mr. Reid, as the case may be, would also receive in cash an amount equal to the product of the difference between subtracting the exercise price of each option held by Mr. Uboldi or Mr. Reid (whether or not fully exercisable) from the current price of the Common Stock. Further, Mr. Uboldi or Mr. Reid, as the case may be, would receive life, disability, accident and health insurance benefits substantially similar to those they are receiving immediately prior to their termination for a 36-month period after such termination.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Entities Controlled by Mr. Tompkins

     Effective January 1, 1996, the Company entered into marketing agreements (the "Marketing Agreements") with entities controlled by Mr. Tompkins. Under the Marketing Agreements, the Company will pay an annual licensing fee with respect to the Lady Luck name and the mailing list developed by Gemini, Inc., a wholly-owned corporation of Mr. Tompkins which does business as Lady Luck Casino/Hotel in Las Vegas, Nevada ("Gemini"). The licensing fee is equal to the greater of (a) 9% of the Company's EBITDA (calculated as EBITDA of the Company and all its subsidiaries and joint ventures (multiplied, in the case of the Company's Bettendorf, Iowa joint venture (the "Bettendorf Joint Venture") and the Kimmswick, Missouri joint venture (the "Kimmswick Joint Venture") by the interest owned by the Company in such joint ventures), excluding, among other things, all revenues and expenses arising from any casino or casino/hotel for which the Company is not the operator and which does not utilize the mailing list or Lady Luck name and excluding revenues from the lease of equipment owned by the Company to third parties and (b) $1,700,000 per year (as adjusted based on the Consumer Price Index). The Company has agreed to use the "Lady Luck" name on all existing and future casinos which it operates. With respect to the Bettendorf Joint Venture, Lady Luck Casino, Inc., a wholly-owned corporation of Mr. Tompkins ("LLCI") will assign to the Company its rights to receive a management fee and its obligation to pay part of that fee to its joint venture partner. During any default in the payment of principal of or interest on the Company's 11 7/8% First Mortgage Notes due 2001, the Company will not pay (but will accrue on its books) any licensing fee to LLCI. In addition, the Company will pay Gemini the sum of $300,000 per year as adjusted based on the Consumer Price Index for corporate office facilities and certain services with respect to such corporate office facilities.

     During the year ended December 31, 1996, the management fees payable to LLCI by the Company were approximately $3,440,000. The Company also reimburses Marco Polo International Marketing, Inc., a wholly- owned corporation of Mr. Tompkins ("MPIM"), which performs marketing services on the Company's behalf, for certain allocated payroll and overhead costs, which for 1996 totaled approximately $659,000.

     The Company reimbursed Gemini $129,000 during the year ended December 31, 1996 for the approximate retail value of rooms, food and beverages, and other items provided to the Company by Gemini.


Transactions with Donaldson, Lujkin & Jenrette

     Equitable Companies, Inc. ("Equitable") owns a controlling interest in Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). During 1995, the Company entered into an agreement with DLJ to assist the Company in negotiating the Consents with the Bondholders. During 1996, prior to Equitable acquiring its greater than 5% beneficial interest in the Company, the Company paid DLJ $165,000 pursuant to this agreement.


                                  OTHER MATTERS

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgement.


                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT EXHIBITS, TO ANY PERSON REQUESTING A COPY THEREOF IN WRITING AND STATING THAT SUCH PERSON IS A BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ON THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO LADY LUCK GAMING CORPORATION AT 220 STEWART AVENUE, LAS VEGAS, NEVADA 89101; ATTENTION: INVESTOR RELATIONS.

                 STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than February 6, 1998.

                                             By Order of the Board of Directors,



                                             Rory J. Reid
                                             Senior Vice President, Secretary
                                                      and General Counsel

PROXY


                          LADY LUCK GAMING CORPORATION

         This Proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held at the Lady Luck Natchez in Natchez, Mississippi on July 23, 1997 at 10:00 a.m. local time, and the Proxy Statement related thereto, each dated June 6, 1997, and constitutes and appoints Andrew
H. Tompkins, Alain Uboldi, Rory J. Reid and Lawrence P. Tombari, and each of them, with the power of substitution as proxy or proxies, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.001 per share, of Lady Luck Gaming Corporation (the "Company") which the undersigned held of record on May 26, 1997, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the Notice of the Proxy Statement for the meeting and related proxy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL (1)

1. ELECTION OF RORY J. REID, JAMES H. BILBRAY AND CHARLES BREWER AS A CLASS I DIRECTOR-TERM EXPIRING AT 2000 ANNUAL MEETING.

         |_|FOR election of Rory J. Reid, James H. Bilbray, Charles Brewer |_|WITHHOLD AUTHORITY to vote for all directors listed below:
                  Class I:          Rory J. Reid
                  Class I:          James H. Bilbray
                  Class I:          Charles Brewer

(INSTRUCTION: To withhold authority to vote for one or more than one individual director, write that director's name(s) in the space provided below.)

--------------------------------------------------------------------------------


2. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of Rory J. Reid, James H. Bilbray and Charles Brewer. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

     Please date and sign this Proxy exactly as your name appear on this Proxy. Joint owners should each sing. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               DATED:__________________________________________

                                     __________________________________________
                                     Signature
                               DATED:__________________________________________

                                     __________________________________________
                                     Signature if held jointly